Cerner Reports Third Quarter 2012 Results
Strong Bookings, Revenue, Earnings and Cash Flow

KANSAS CITY, Mo. - October 25, 2012 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2012 third quarter that ended September 29, 2012, delivering strong levels of bookings, revenue, earnings and cash flow.

Bookings in the third quarter of 2012 were $769.9 million, an all-time high for a third quarter and an increase of 18 percent compared to third quarter 2011 bookings of $650.3 million.

Third quarter revenue was a record $676.5 million, an increase of 18 percent compared to $571.6 million in the year-ago period.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third quarter 2012 net earnings were $98.9 million and diluted earnings per share were $0.56. Third quarter 2011 GAAP net earnings were $78.8 million and diluted earnings per share were $0.45.

Adjusted (non-GAAP) Net Earnings
Adjusted net earnings for third quarter 2012 were $105.2 million, an increase of 26 percent compared to $83.5 million of adjusted net earnings in the third quarter of 2011. Adjusted diluted earnings per share were $0.60 in the third quarter of 2012 compared to $0.48 of adjusted diluted earnings per share in the year-ago quarter. Analysts' consensus estimate for third quarter 2012 adjusted diluted earnings per share was $0.59.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner's performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced third quarter 2012 net earnings and diluted earnings per share by $6.3 million and $0.04, respectively; and reduced third quarter 2011 net earnings and diluted earnings per share by $4.6 million and $0.03, respectively.

Other 2012 Third Quarter Highlights:

▪	Third quarter cash collections of $661.7 million and operating cash flow of $182.2 million.

▪
Third quarter free cash flow of $104.8 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Third quarter days sales outstanding of 73 days, which is down from 87 days in the year-ago quarter.

▪	Total backlog of $6.79 billion, up 20 percent over the year-ago quarter. This was comprised of $6.06 billion of contract backlog and $724 million of support and maintenance backlog.

“I am very pleased with our results, which were strong across the board and included Cerner adding several new clients in the U.S. and around the world,” Neal Patterson, Cerner chairman, CEO, president and co-founder said. “We also made great progress at rolling out new cloud-based solutions that significantly enhance the way physicians interact with information technology and allow them to be more productive. In addition, we continued to advance our platform for population health and data analytics solutions that will be critical as health care providers face changes in reimbursement that require them to become accountable for the health of populations.”

Future Period Guidance
Cerner currently expects:

▪	Fourth quarter 2012 revenue between $670 million and $700 million.

▪	Fourth quarter 2012 adjusted diluted earnings per share before share based compensation expense between $0.62 and $0.64.

▪	Fourth quarter 2012 new business bookings between $925 million and $975 million.

▪	Full-year 2012 revenue between $2.63 billion and $2.66 billion, up from a prior range of $2.575 billion to $2.625 billion.

▪	Full-year 2012 adjusted diluted earnings per share before share based compensation expense between $2.34 and $2.36, up from a prior range of $2.32 to $2.36.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.04 in the fourth quarter of 2012 and between $0.13 and $0.14 for the year.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on October 25. The dial-in number for the conference call is (617) 597-5395; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, October 25 through 11:59 p.m. CT, October 28. The dial-in number for the re-broadcast is (617)-801-6888; the passcode is 15860985.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we've learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 9,300 facilities around the world, including more than 2,650 hospitals; 3,750 physician practices; 40,000 physicians; 500 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 800 home health facilities; 40 employer sites and 1,600 retail pharmacies.

Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “will be”, “guidance”, “expects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with uncertainty in global economic conditions; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors' authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Megan Moriarty, (913) 515-7530, megan.moriarty@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 29, 2012 and October 1, 2011
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2012 (1)	2011 (1)	2012 (1)	2011 (1)
Revenues
System sales	$229,925	$188,698	$651,040	$486,222
Support, maintenance and services	432,281	371,467	1,262,231	1,067,791
Reimbursed travel	14,276	11,475	41,781	33,514
Total revenues	676,482	571,640	1,955,052	1,587,527

Margin
System sales	129,257	104,430	332,847	281,968
Support, maintenance and services	397,647	346,746	1,167,119	995,933
Total margin	526,904	451,176	1,499,966	1,277,901

Operating expenses
Sales and client service	259,141	220,177	746,090	631,738
Software development	78,094	72,544	222,746	213,478
General and administrative	41,973	38,063	119,912	110,621
Total operating expenses	379,208	330,784	1,088,748	955,837

Operating earnings	147,696	120,392	411,218	322,064

Other income, net	3,351	2,775	8,789	7,666

Earnings before income taxes	151,047	123,167	420,007	329,730
Income taxes	(52,160)	(44,332)	(134,583)	(114,295)
Net earnings	$98,887	$78,835	$285,424	$215,435

Basic earnings per share	$0.58	$0.47	$1.67	$1.28

Basic weighted average shares outstanding	171,251	169,140	170,643	168,343

Diluted earnings per share	$0.56	$0.45	$1.63	$1.24

Diluted weighted average shares outstanding	175,870	174,283	175,517	173,656

Note 1: Operating expenses for the three and nine months ended September 29, 2012 and October 1, 2011 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2012	2011	2012	2011

Sales and client service	$5,007	$3,554	$12,216	$9,390
Software development	2,436	2,161	6,895	6,422
General and administrative	2,779	1,800	8,657	5,632
Total share-based compensation	10,222	7,515	27,768	21,444
Amount of related income tax benefit	(3,910)	(2,875)	(10,621)	(8,182)
Net impact on net earnings	$6,312	$4,640	$17,147	$13,262
Decrease to diluted earnings per share	$0.04	$0.03	$0.09	$0.08

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and nine months ended September 29, 2012 and October 1, 2011
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Nine Months Ended
	2012	2011	2012	2011
Net Earnings
Net earnings (GAAP)	$98,887	$78,835	$285,424	$215,435
Share-based compensation expense	10,222	7,515	27,768	21,444
Income tax benefit of share-based compensation	(3,910)	(2,875)	(10,621)	(8,182)
Adjusted net earnings (non-GAAP)[2]	$105,199	$83,475	$302,571	$228,697

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Nine Months Ended
	2012	2011	2012	2011
Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.56	$0.45	$1.63	$1.24
Share-based compensation expense (net of tax)	0.04	0.03	0.09	0.08
Adjusted diluted earnings per share (non-GAAP)[2]	$0.60	$0.48	$1.72	$1.32

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Nine Months Ended
	2012	2011	2012	2011
Cash flows from operating activities (GAAP)	$182,213	$129,177	$527,760	$377,805
Capital purchases	(51,802)	(23,925)	(129,966)	(75,602)
Capitalized software development costs	(25,659)	(20,772)	(72,506)	(61,827)
Free cash flow (non-GAAP)[3]	$104,752	$84,480	$325,288	$240,376

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for more comprehensive review and understanding of our overall financial, operational and economic performance.

Note 2: Cerner provides earnings with and without share-based compensation expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

Note 3: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 29, 2012 (unaudited) and December 31, 2011

(In thousands)	2012	2011

Assets
Current assets:
Cash and cash equivalents	$288,101	$243,146
Short-term investments	750,895	531,635
Receivables, net	542,415	563,209
Inventory	24,308	23,296
Prepaid expenses and other	128,541	94,232
Deferred income taxes, net	11,520	46,795
Total current assets	1,745,780	1,502,313

Property and equipment, net	551,663	488,996
Software development costs, net	260,876	248,750
Goodwill	211,793	211,826
Intangible assets, net	66,477	75,366
Long-term investments	462,999	359,324
Other assets	170,868	113,783
Total assets	$3,470,456	$3,000,358

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$134,775	$85,545
Current installments of long-term debt	54,979	39,722
Deferred revenue	179,783	153,139
Accrued payroll and tax withholdings	108,842	109,227
Other accrued expenses	17,628	51,087
Total current liabilities	496,007	438,720

Long-term debt and other obligations	141,678	86,821
Deferred income taxes and other liabilities	122,153	150,229
Deferred revenue	13,941	13,787
Total liabilities	773,779	689,557

Shareholders’ Equity:
Common stock	1,715	1,696
Additional paid-in capital	818,130	723,490
Retained earnings	1,882,886	1,597,462
Accumulated other comprehensive loss, net	(6,174)	(11,967)
Total Cerner Corporation shareholders’ equity	2,696,557	2,310,681
Noncontrolling interest	120	120
Total shareholders’ equity	2,696,677	2,310,801
Total liabilities and shareholders’ equity	$3,470,456	$3,000,358